Exhibit 99.1

Presidio Property Trust Provides Update on Model Home and Commercial Real Estate Activity in Q3 2025

San Diego, CA – October 6, 2025 – (NASDAQ: SQFT; SQFTP; SQFTW) Presidio Property Trust, Inc. (“Presidio” or the “Company”), an internally managed, diversified real estate investment trust (“REIT”) announced that in the third quarter of 2025, through subsidiary and affiliate entities, have sold three homes for a total of approximately $1.6 million. These homes were purchased between 2022 and 2023 with a total acquisition price of approximately $1.7 million. Model homes account for approximately 35% of our net real estate assets and approximately 21% of our rental revenue. We wholly own 64 of the 84 model homes in our portfolio as of September 30, 2025.

“We continue to seek acquisitions that fit within our growth plans in market areas we feel have upside potential. Resales have remained somewhat stagnant, although we have seen a slight uptick in activity as mortgage rates have softened slightly,” said Steve Hightower, President of the Model Homes Division.

Additionally, during the third quarter the Company refinanced its One Park Center office building in suburban Denver, Colorado, with a five year loan. Commercial leasing year-to-date through the third quarter totaled approximately 115,000 square feet, which includes extending 91% of all leases expiring during 2025 through November.

“Despite the headwinds facing the commercial property sector, we are pleased that we were able to successfully navigate the capital markets to refinance two office buildings this year. Our impressive tenant retention rate demonstrates that our tenant base is stable moving into the future,”, said Gary Katz, Chief Investment Officer

About Presidio Property Trust

Presidio is an internally managed, diversified REIT with holdings in model home properties which are triple-net leased to homebuilders, office, industrial, and retail properties. Presidio’s model homes are leased to homebuilders located primarily in the sun belt states. Presidio’s office, industrial, and retail properties are located primarily in Colorado, with properties also located in Maryland, North Dakota, Texas, and Southern California. For more information on Presidio, please visit Presidio’s website at https://www.PresidioPT.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements also include statements relating to the closing of the business combination with Conduit within a certain timeframe or at all. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Except as required by law, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s documents filed with the SEC, copies of which are available on the SEC’s website, www.sec.gov.

Investor Relations Contact:

Presidio Property Trust, Inc.

Lowell Hartkorn, Investor Relations

LHartkorn@presidiopt.com

Telephone: (760) 471-8536 x1244